EXHIBIT 10.1

PROBATION LABOR CONTRACT

BANQI INSTITUIÇÃO DE PAGAMENTO LTDA., a legal entity governed by private law, with an office and headquarters at Rua Butantã, No. 194, 4th floor, Pinheiros, São Paulo - SP, enrolled with the CNPJ/MF under No. 30.723.871/0001-02, hereinafter referred to as the Employer, and

LISBETH REIMER, Brazilian, single, resident and domiciled at R Benjamin Aluani, 116, Parque Continental, São Paulo, SP, Zip Code 05325-100, bearer of CTPS No. 42620, series 00140, and enrolled with CPF under No. 165.970.498-70, hereinafter referred to as Employee, enter into this Probation Labor Contract (Contrato de Experiência), under the terms of the labor legislation in force, which shall be governed by the clauses and conditions below and other legal provisions in force and applicable:

1. Occupation

1.1. The Employee will work for the Employer in the occupation of FINANCIAL OFFICER, but may, however, be appointed to any other occupations, pursuant to Employer's needs, as long as they are compatible with his/her assignments. The assignments are part of the Employer's policies and the duties inherent to the Employee's occupation, and the assessment of the results of the department/sector/area under his/her responsibility, as well as of his/her performance, will be carried out periodically. The occupation provided for herein authorizes the Employee to manage all of the administrative and operational routines of the department/sector/area under his/her responsibility, aiming to achieve the established objectives, and for that purpose the Employee may hire and fire employees, determine salaries, promotions, work shifts, work schedules and evaluate the performance of his/her subordinates, and shall comply with and enforce the company's policies, procedures and regulations.

1.2. The Employee may provide services to other companies in the same economic group without this implying an amendment to this contract, accumulation of functions or the existence of dual or multiple employment. The Employee acknowledges that no additional financial compensation is due other than that provided for in this Contract.

2. Place of Work

2.1. The place of work will be in the city of São Paulo, State of São Paulo, and the Employer may, at any time and without salary changes, transfer the Employee, either temporarily or permanently, both within the unit for which he/she is hired and to others, anywhere in the Brazilian territory or abroad, even if

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such transfer implies changing the legal residency of the Employee.

2.2. The Employee agrees to make trips, domestic or international, to meet service requirement, which will be regulated by company rules.

3. Position of Trust (Article 62, II, of the Brazilian Labor Code)

3.1. The Employee, in the exercise of his/her duties, holds a position of trust, as provided for in Article 62, item II, of the Brazilian Labor Code (CLT). In this way, the Employee will exercise authority over one or more lower-ranking employees and/or will be entitled to make decisions of an administrative, operational or business nature on behalf of the Employer.

4. Working Hours

4.1. The Employee is aware that he/she falls within the exception provided for in Article 62, item II, of the CLT, and will not be subject to tracking of his/her working hours, being responsible for managing his/her own working hours.

4.2. The Employee holding a position of trust has the freedom to negotiate his/her entrance and exit times directly with the employer, as well as to schedule any time off, so that both the company's demands and the Employee's personal needs are accordingly met.

4.3. The Employee is aware and agrees that work on Sundays will be considered normal and that weekly paid rest will be taken according to the work shift, subject to the limits provided by law and by collective labor agreements and conventions applicable to the case.

It is hereby agreed that if the Employee, from the outset or at some point during his/her employment, has the weekly rest determined for Sundays, this condition will always be temporary, and the Employer may, at any time, change it to another day of the week, according to the work shift that may be issued, subject to the limits of current legislation.

5. Remuneration

5.1. The Employee will receive a fixed monthly salary of R$ 32,000.00.

5.2. The Employee is aware that and hereby authorizes that the amounts related to compensation, advances, vacations and/or other credits payable and/or granted, including severance payments to which he/she may be entitled, shall be paid preferably through deposit in his/her bank account at a financial institution

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regulated by the Central Bank of Brazil. The Employee is responsible for informing to the Employer any changes in his/her bank details and presenting the corresponding evidence.

6. Discounts

6.1. In addition to the discounts provided for by law, pursuant to Article 462, main section (caput) and paragraph 1, of the CLT, the Employer reserves the right to deduct from the Employee's remuneration any amounts corresponding to losses and/or damages to which he/she gives rise intentionally (dolo) or with fault (culpa) (negligence, recklessness, or unskillfulness), without prejudice to the appropriate disciplinary action, as well as to deduct from the Employee's remuneration, under the terms of Precedent (Enunciado) No. 342, issued by the Superior Labor Court (Tribunal Superior do Trabalho), the expenses, monthly fees or costs and/or participation fees derived from the membership or association with cooperative, cultural or recreational entities, insurance, food, pension, healthcare, hospital or dental assistance programs, among other agreements, provided that for the benefit of the Employee and/or his/her dependents.

6.2. The Employee also authorizes that installments and amounts related to the purchase and/or financing of goods and/or services of the Employer and/or of the companies of its economic group be deducted from his/her remuneration.

7. Term

7.1. This contract will be effective on its execution date and will remain valid for a fixed probationary period of 45 (forty-five) days, automatically extending for another 45 (forty-five) days.

7.2. If termination at the end of the extension of the probation labor contract does not take place, this contract will remain in force for an indefinite period, and all clauses provided for herein will remain valid.

8. Internal Regulations, Procedures and Rules

8.1. The Employee undertakes to faithfully comply with the Employer's internal rules and regulations, of which he/she was informed, and which are an integral part of this contract, including that which is the subject of e-mails, notices and internal communications.

8.2. The Employee undertakes to comply with the guidelines on good practices for remote work, according to the communication provided by the Information Security Compliance area of the Human Resources department.

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8.3. The Employee undertakes to read in its entirety the Code of Ethics and Conduct (Código de Ética e Conduta) of the Employer and of the other companies of its economic group, available on the website of the Employer and the parent company of its economic group, and all the internal rules and policies of the Employer are considered an integral part of this Contract. Additionally, the Employee must carry out the mandatory training based on the Employer's internal policies, which present the main guidelines of the company related to the conduct of its business and the behavior expected from all.

8.4. The Employee is aware of the Code of Ethics and Conduct, the Internal Policies and Safety Standards applicable to the activities of the Employer and undertakes to comply with the provisions related to occupational health and safety.

8.5. The Employee shall not accept any amounts, significant gifts, entertainment, favors or other forms of “reward” from people who are doing or prospecting business with the Employer. The Employee shall not hold a conflicting interest in any current or potential competitor, supplier or client.

8.6. The Employee is aware that the Employer repudiates any form of prejudice, discrimination, moral and sexual harassment, slave labor, child exploitation and inhuman and degrading working conditions, that any act of hostility, harassment or ridicule against our employees and service providers is not accepted. All people, without distinction, must be treated with respect and dignity, in order to ensure a healthy work environment.

8.7. The Employee is aware of the working hours policy and procedures, as well as that all laws and collective agreements must be respected, especially those related to work shifts, paid weekly rest, within-workday breaks and daily rest.

8.8. Failure to comply with the Employer's guidelines will characterize a serious misconduct (falta grave), subject to disciplinary actions and eventual termination with cause, in accordance with the law.

8.9. The Employer ensures the required means for preserving the anonymity of the Ethics Channel (Canal de Ética), in accordance with information and procedures provided for in the Code of Ethics and Conduct.

9. Use of work tools

9.1. The Employee acknowledges and agrees that work tools will be used exclusively for the performance of his/her professional activities, in the interest of the Employer, assuming the Employee all disciplinary, civil and criminal liabilities that the improper use of the tools may entail.

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9.2. The Employee will receive, in order to access the Employer's computer network, an identification code and a password, both for personal, non-transferable and confidential use, and the Employee must ensure the confidentiality of said identification, not being allowed the disclosure and/or lending of such identification and password to anyone. It is hereby agreed that the Employee will be solely responsible for the improper use of his/her password by third parties, being liable for any and all losses and damages caused by any third party who unduly has access to the password. The use, by the Employee, of identification codes and passwords of other employees or third parties will entail the application of disciplinary actions and even the termination with cause of the employment contract.

9.3. The Employer owns and uses software and systems that enable the monitoring and recording of all systems, networks and equipment accessed by the Employee. The Employer reserves the right to monitor any file stored on the network, messages received and sent, systems and applications of any equipment and/or systems used by the Employee, as well as to monitor the websites and internet content that are accessed, in order to ensure strict compliance with the equipment usage policy.

9.4. The Employee acknowledges that he/she will be solely responsible for the messages, e-mails, communications, images and files that are received and/or sent by the Employee through the work tools provided by the Company, as well as for the websites and internet content accessed by the Employee, being the Employer fully and expressly authorized to monitor and record the use of the work tools and to implement all of the security measures and procedures necessary to prevent violations and misconduct, without this altering in any way the exclusive responsibility of the Employee.

9.5. The Employee shall promptly report to the Employer's management any violation and/or misconduct in relation to the aforementioned work tools of which he/she becomes aware.

9.6. The Employee may not transmit, through the work tools, messages of no use or connection to his/her professional activities, chain letters, rumors, as well as any other type of mass email, as well as any form of illegal, abusive, offensive, threatening or obscene communication, or any material that infringes or violates copyrights, trademarks, trade secrets, privacy or any other rights. The Employee may not transmit any information, text, sign or communication that is false, against the law and/or morality or that, in any way, could be considered contrary or harmful to the Employer's interests. Any material of an explicit or implicit sexual content may not be disclosed, stored, distributed, edited or recorded in the Employer's systems, networks and/or equipment.

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9.7. The Employer's use of any Employer's resources in disagreement with this contract or for illegal purposes shall entail the termination with cause of the employment contract. The Employee may not use the Employer's resources to download or distribute pirated software or data.

9.8. The Employee may not use Employer's resources to deliberately spread any type of virus, worms, Trojan horses, programs to control other computers, or files with harmful or destructive features, neither use any means and instruments that exist or may come to be developed to bypass and defraud security systems.

9.9. The Employee may only download programs directly linked to the Employer's activities and must provide whatever is necessary to regularize the license and registration of those programs.

9.10. The Employee may not download any computer software licensed to the Employer or any data owned by the Employer or its clients, without the express authorization of the information technology manager.

9.11. Employer's equipment must only be used by the Employee for professional purposes.

9.12. If and when made available, the corporate cell phone may only be used for personal purposes when the Employee is traveling and with the authorization of his/her manager. In this case, the Employee will be responsible for the costs arising from the use of the corporate device for personal purposes.

9.13. All equipment provided by the Employer will be under the responsibility of the Employee, who shall ensure its safekeeping and conservation, with the Employer reserving the right to deduct from the Employee's remuneration any amounts corresponding to the damages he/she gives rise intentionally (dolo) or with fault (culpa) (negligence, recklessness, or unskillfulness), without prejudice to the appropriate disciplinary action.

9.14. In case of loss, violent or nonviolent theft (furto or roubo) of any work tool in the Employee's possession, the Employee must adopt the following procedure: (i) when involving any cell phone, laptop or modem device, immediately contact the service provider to lock the device (chip or SIM card); (ii) inform his/her immediate superior at the Employer about the fact; and (iii) register the corresponding police report (boletim de ocorrência - B.O.) (in case of loss or nonviolent theft (furto), the B.O. should be registered over the internet and in case of violent theft (roubo), it should be registered directly at the nearest police station to the place of occurrence).

9.15. Whenever violent or nonviolent theft occurs in a situation in which the Employee failed to observe the guidelines contained

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in this contract and/or in the Employer's other internal rules and policies, or in the event of loss, the Employee shall reimburse the Employer in full for the cost of the device lost, stolen or robbed (furtado or roubado).

9.16. The Employee undertakes to indemnify the Employer for any losses and damages that may be caused to the Employer or to third parties due to the Employer's failure to comply with the provisions of this Contract and/or the Code of Ethics and Conduct and/or any internal rules of the Employer, the Employer being hereby authorized to offset the aforementioned losses and damages against any amounts due and payable to the Employee by the Employer.

9.17. The Employer may issue, from time to time, any other rules governing the use of work tools, which will be disclosed by the Employer through internal communication.

10. Confidentiality

10.1. In no event shall the Employee, directly or indirectly, during the term of provision of services to the Employer or after, transmit or disclose to any person, company, entity or business, nor use on his/her own account, without the Employer's written consent, any information received during the employment with the Employer, or received from any company directly or indirectly related to it, or in any way pertinent to it, with respect to the Employer's clients or third parties, as well as data on operational or business strategies, prices, financial or business transactions and services of the Employer or third parties, provided to or obtained by the Employee during the term of the employment relationship. The Employee agrees that all such data shall be received as confidential information.

11. Conflict of interests

11.1. The Employee, directly or indirectly, shall refrain from starting and/or keeping any relationship, activities or investment that may conflict with his/her duties to the Employer, or impair his/her ability to act independently in the Employer's best interest. The Employee shall not accept amounts, significant gifts, entertainment, favors or other forms of “rewards” from people who are doing or prospecting business with the Employer. The Employee shall not hold a conflicting interest in any current or potential competitor, supplier or client of the Employer.

11.2. The Employee represents, for all purposes, that he/she is not a party of any agreement or has any obligation that conflicts with any of the provisions of this Contract, or that prevents him/her, in any way, from duly and timely complying with the provisions contained herein.

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12. Non-solicitation

12.1. The Employee, during the term of this Contract and for 1 (one) year after termination of this Contract, for whatever reason, agrees to, directly or indirectly:

(a)

not to solicit, induce or encourage, directly or indirectly, any employee, manager, service provider, agent, independent contractor, supplier, client, consultant or any other person who has any type of relationship with the Employer and/or any company of its economic group, to terminate or change their relationship with the Employer and/or with the other companies of its economic group;

(b)

not to solicit, induce or attempt to influence any supplier, business partner, agent, consultant or any service provider of the Employer and/or any company of its economic group, to terminate, reduce or divert its business with the Employer and/or the other companies of its economic group;

12.2. The Employee shall not, during the term of this Contract or at any time after termination hereof, make any negative reference, either directly or indirectly, on its own account or through third parties, that may in any way affect the reputation or business of the Employer, its group or its affiliates and related companies, neither shall offer, on its own account or through third parties, employment to anyone the Employee knows to be an employee of or a consultant to the Employer, nor discourage anyone from continuing their employment with the Employer .

13. Intellectual Property Rights

13.1. All proprietary rights to any intellectual property that are developed, invented, discovered, designed, idealized, altered, used or improved by the Employee, individually or jointly with other people, shall belong solely and exclusively to the Employer. Thus, under no circumstances will the Employee be able to claim, at any time and place, any additional remuneration or indemnity for the use and/or exploitation of any intellectual property rights.

13.2. The Employee undertakes to assist the Employer in taking any and all measures necessary for the registration, recording or filing of intellectual property rights with the relevant authorities and bodies, including the INPI (Instituto Nacional de Propriedade Intelectual), on behalf of the Employer or whoever the latter indicates, for legal protection purposes.

13.3. This contract does not grant the Employee any right or license to use, reproduce or disclose intellectual property rights, and he/she undertakes to protect them from any and all violations. Thus, the Employee may not, under any circumstance,

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use, assign, transfer, reproduce or disclose such rights to third parties.

13.4. For the purposes of this Contract:

(i)

Intellectual Property means any and all intellectual property and tangible embodiments, including, without limitation, inventions, discoveries, designs, specifications, developments, methods, modifications, improvements, processes, know-how, algorithms, databases, computer software and code (including software and firmware listings, assemblers, applets, compilers, source code, object code, net lists, design tools, user interfaces, application programming interfaces, protocols, formats, documentation, annotations, comments, data, data structures, databases, data collections,  system build software and instructions), mask works, formulae, techniques, supplier and customer lists, trade secrets, graphics or images, text, audio or visual works, videos, logos, hyperlinks, toolbars, navigation features, interactive features, materials that document design or design processes, or that document research or testing, schematics, diagrams, product specifications and other works of authorship;

(ii)

Intellectual Property Rights shall mean collectively all rights in patents, trade secret rights, copyrights, trademarks, service marks, trade dress and similar rights of any type under the laws of any governmental authority, including, without limitation, all related applications and registrations related to intellectual property;

13.5. The Employer shall have the right to use the intellectual property rights without having to communicate the Employee, even as an author, and the remuneration for the definitive assignment of any intellectual property rights is included in the Employee's overall remuneration during the term of the relationship between the parties.

14. Image authorization

14.1. The Employee authorizes the Employer to use, free of charge, during the term of the employment contract, his/her picture or any other form of representation of his/her image, as well as his/her name and statements, in any and all promotional material of the Employer, or other affiliates, related or contracted companies, through any format or means of information transmission. The authorization herein does not allow the use of the Employee's picture, the representation of his/her image or name or statements for illicit or immoral purposes, or which

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objectively imply negative results to his/her honor, respectability or reputation.

14.2. The disclosure hereby authorized may be made both in the Brazilian territory and abroad and will not imply any obligation to pay any remuneration.

14.3. Considering that the disclosure of the Employee's image may be carried out on digital media of which the Employer is not the parent company, it is hereby agreed that the Employer will not be obliged to remove any content or image already disclosed and authorized under the terms of this Agreement, even if the Employee’s contract is terminated, for whatever reason. The disclosure of the image pursuant to this Agreement will not grant any right to remuneration and/or indemnity on the part of the Employee.

14.4. Any Employee expressing on behalf of the Employer without being duly authorized to do so or disclosing Employer's confidential information, regardless of whether the expression or disclosure was deliberate or inadvertent, shall be subject to the actions provided for in this contract, in Employer's internal procedures and/or applicable legislation.

15. Data Processing

15.1. The Employee authorizes the Employer to, including through an international data transfer, proceed with the processing of his/her personal data in accordance with the law, including for purposes of compliance with legal obligations of any nature, as well as consents to the sharing of his/her personal data by the Employer, at its sole discretion, with other persons responsible for such processing.

16. General Provisions

16.1. The Employee acknowledges that this employment contract represents his/her only employment with the Employer or any of its affiliates/related companies.

16.2. The Parties acknowledge the truthfulness, authenticity, integrity, validity and effectiveness of this Contract and its respective terms in electronic format and/or signed by the Parties through electronic signature certificates, pursuant to article 10, paragraph 2, of Provisional Measure No. 2,220-2, of August 24, 2001 (“MP No. 2,220-2”), as well as the apposition of electronic signatures by means of an electronic signature platform used as a means of proving the authenticity and integrity of documents in electronic form, which shall produce all of its effects in relation to the under-signed parties.

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This contract may be amended by the parties at any time through the execution of an amendment in writing. It may also be terminated with or without cause or by mutual agreement, under the terms provided for in the CLT.

IN WITNESS WHEREOF, the parties execute this agreement.

São Paulo, November 11, 2020.

LISBETH REIMER

banQi Instituição de Pagamento LTDA.

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